LivePerson to Acquire Australia-based Customer Contact Solutions Provider

NEW YORK, November 6, 2012 /PRNewswire/ -- LivePerson, Inc. (NASDAQ: LPSN), a leading provider of real-time engagement solutions, today announced that it has signed a definitive agreement to acquire ENGAGE Pty Ltd., an Australian provider of cloud-based customer contact solutions. The transaction is expected to close during the fourth quarter of 2012.

“Our acquisition of ENGAGE will enhance our ability to offer intelligent engagement solutions to businesses in the Asia Pacific region,” said Robert LoCascio, CEO and Founder of LivePerson. “ENGAGE has been a reseller and champion of LivePerson solutions for several years, in addition to having its own successful hosted contact center solutions, which complement LivePerson’s offerings. Our common mission to help businesses connect meaningfully with consumers makes the ENGAGE team a natural addition to the LivePerson family, and a valuable asset as we seek to drive growth in the region.”

ENGAGE is an Australian customer contact solutions business, established in partnership with the Clemenger Group (a BBDO/Omnicom company), supporting the sales and service strategy of enterprise level companies to meet changing consumer needs and expectations. ENGAGE provides sophisticated cloud-based services that uniquely support several customer contact solutions including voice, live chat, SMS and social media, allowing businesses to connect with consumers in multiple channels.

“Our team has twenty years of experience providing leading companies in the Asia Pacific region with innovative contact center services and technologies,” said, ENGAGE Managing Director Aaron Panozza. “We are very excited to join LivePerson, and together we will continue to enable clients to exceed consumer expectations, by providing real-time connections in the consumer’s channel of choice, anywhere and anytime.”

About LivePerson

LivePerson, Inc. (Nasdaq: LPSN) offers a cloud-based platform that enables businesses to proactively connect in real-time with their customers via chat, voice, and content delivery at the right time, through the right channel, including websites, social media, and mobile devices. This "intelligent engagement" is driven by real-time behavioral analytics, producing connections based on a true understanding of business objectives and customer needs.

More than 8,500 companies rely on LivePerson's platform to increase conversions and improve customer experience, including Hewlett-Packard, IBM, Microsoft, Verizon, Sky, Walt Disney, PNC, QVC and Orbitz.

LivePerson received the CODiE award for Best Content Management Solution in 2012 and for Best Ecommerce Solution in 2011, and has been named a Company of the Year by Frost and Sullivan in 2011. LivePerson is headquartered in New York City with offices in San Francisco, Atlanta, Tel Aviv, London and Melbourne.

For more information, please visit www.liveperson.com. To view other press releases about LivePerson, please visit pr.liveperson.com

Safe Harbor Provision

This press release contains forward-looking statements regarding our planned acquisition of ENGAGE Pty Ltd. and its expected benefits which are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements.  Any such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: the acquisition gets delayed or otherwise does not occur; the expected benefits of the acquisition do not materialize; we are unable to integrate or retain the team of programming talent currently associated with ENGAGE Pty Ltd.; the adverse effect that the global economic downturn may have on our business and results of operations; competition in the online sales, marketing, customer service and online engagement solutions markets; our ability to retain existing clients and attract new clients; risks related to new regulatory or other legal requirements that could materially impact our business; impairments to goodwill that result in significant charges to earnings; risks related to our international operations, particularly our operations in Israel, and the civil and political unrest in that region; responding to rapid technological change and changing client preferences; our ability to retain key personnel and attract new personnel; risks related to the ability to successfully integrate past or potential future acquisitions; technology systems beyond our control and technology-related defects that could disrupt the LivePerson services; privacy concerns relating to the Internet that could result in new legislation or negative public perception; risks related to the regulation or possible misappropriation of personal information belonging to our customers' Internet users; legal liability and/or negative publicity for the services provided to consumers via our technology platforms; risks related to protecting our intellectual property rights or potential infringement of the intellectual property rights of third parties.  This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements.  Readers are referred to the reports and documents filed from time to time by us with the Securities and Exchange Commission for a discussion of these and other important risk factors that could cause actual results to differ from those discussed in forward-looking statements.

Contact

Erin Kang

ekang@liveperson.com

212-609-4256